Exhibit 5.2

December 1, 2009

China Valves Technology, Inc.
No. 93 West Xinsong Road
Kaifeng City, Henan Province 475002
People’s Republic of China

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for China Valves Technology, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), including the prospectus included therein (the "Prospectus"), relating to the registration of the following securities of the Company having an aggregate initial public offering price of up to U.S. $90,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (a) shares of Common Stock par value $0.001 per share (the "Common Stock"), (b) debt securities, in one or more series (the "Debt Securities"), (c) warrants to purchase Common Stock, Debt Securities, or any combination thereof (the "Warrants") and (d) units consisting of Common Stock, Warrants, or any combination thereof, in one or more series (the "Units"). The Common Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the "Securities." The Debt Securities will be issued pursuant to an Indenture in substantially the form of Exhibit 4.4 to the Registration Statement (the "Indenture") to be entered into between the Company and a trustee to be identified in the Indenture.

We are furnishing this opinion to you, solely with respect to the enforceability of the Company’s obligations pursuant to the Debt Securities and the Indenture, in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5 to the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Indenture, and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

www.pillsburylaw.com

December 1, 2009

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) one or more prospectus supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (vi) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable supplements to the Prospectus; (vii) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (viii) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities to be issued under such Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (xi) any securities issuable upon conversion, exchange or exercise of any Debt Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, we are of the opinion that, with respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act, (b) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board of Directors of the Company) will legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

This opinion is expressly limited to matters under and governed by the internal laws of the State of New York and applicable Federal laws of the United States of America as each is in effect and in force as of the date of this opinion.

www.pillsburylaw.com

December 1, 2009

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

www.pillsburylaw.com